Exhibit 99.1

KeyW Appoints Kirk Herdman as Executive Vice President of Corporate Strategy and Business Development

HANOVER, Md., Sept., 15, 2017 (GLOBE NEWSWIRE) -- The KeyW Holding Corporation (NASDAQ:KEYW) announced today that it has appointed Kirk Herdman as executive vice president (EVP) of Corporate Strategy and Business Development. Mr. Herdman joined KeyW in April this year through the company’s acquisition of Sotera Defense Solutions. He most recently served as the company’s EVP of Corporate Strategy.

“As part of the integration of Sotera, we believe that combining the Corporate Strategy and Business Development roles into a single, executive function is the right next step for our continued growth-they are inextricably tied to our progress going forward,” said Bill Weber, KeyW’s president and chief executive officer. “Kirk’s operational knowledge of both KeyW and the legacy Sotera business-along with his proven track record of winning many large prime contracts in our industry-made him the right fit for this expanded role.”

KeyW also announced that with this appointment, the current EVP of Business Development, Michele Cook, will depart the company to pursue other opportunities.

“I am proud of the hard work put in by the KeyW Business Development team to get to this point,” said Ms. Cook. “As I’ve gotten to know Kirk and this combined team during the integration, I am comfortable the time is right for me to transition to other career goals-and confident they will continue to deliver great results for the company.”

"I cannot thank Michele enough for partnering with us on this initial leg of the transformation of KeyW. Because of her leadership, we are able to consider growth on a level that was not possible before her arrival," said Mr. Weber. "On behalf of the executive team and everyone at KeyW, we wish Michele all the best on the next chapter of her career."

About Kirk Herdman
Kirk joined KeyW in April 2017 as part of the Sotera acquisition to lead the company’s corporate strategy. He has more than 28 years of experience in operational and business development leadership positions creating, leading and growing organizations in the national security sector of the federal government contracting market.

Before joining KeyW, Kirk was EVP and chief strategy officer for Sotera Defense Solutions, Inc. He joined Sotera as the senior vice president for business development and operations to create a centralized business development organization and to integrate legacy components of an emerging, mission-focused, national security company. He played a critical role in developing and driving the strategies that captured many of Sotera’s prime contracts.

Earlier in his career, Kirk held leadership positions with Wyle Information Systems, General Dynamics Advanced Information Systems and ManTech International.

Kirk holds a Bachelor of Science degree in Applied Mathematics from Virginia Tech and is a graduate of the University of Virginia’s Darden School of Business Executive Training Program on Leadership Change.

About KeyW
KeyW is a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge more than 2,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," "potential," "opportunities," and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 15, 2017, our prospectus supplement, dated and filed with the SEC on January 27, 2017, with respect to our prospectus, dated December 22, 2016 included in our registration statement amendment on Form S-3/A (Registration No. 333-215115) filed with the SEC on December 21, 2016, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Contacts:
Heather Williams
Corporate Media Relations
443.733.1613
Communications@KeyWcorp.com

Investor Relations
443.733.1600

investors@keywcorp.com